Exhibit 99.1

Kenvue Announces Three New Appointments to Board of Directors

Company and Starboard Value LP Enter into Cooperation Agreement

SKILLMAN, N.J. – March 5, 2025 – Kenvue Inc. (NYSE: KVUE), the world’s largest pure-play consumer health company by revenue, today announced the appointment of two new independent directors, Sarah Hofstetter, President of Profitero, Ltd., and Erica Mann, former President and Head of Bayer’s Consumer Health Division, to the Company’s Board of Directors (the “Board”). Additionally, Jeffrey Smith, Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP (together with certain of its affiliates, “Starboard”) will join the Board. All three appointments are effective immediately.

“We are pleased to welcome Sarah, Erica and Jeff as new directors on Kenvue’s Board,” said Larry Merlo, Chair of Kenvue’s Board. “Sarah’s brand building and digital marketing expertise, Erica’s global consumer health industry experience, and Jeff’s investor perspective and extensive service on corporate boards will further strengthen the Board with complementary, value-additive skillsets. Their respective insights will be very beneficial as the Board and management team continue to focus on accelerating sustainable, profitable growth and creating shareholder value.”

“We invested in Kenvue because of the tremendous potential we see in the Company’s portfolio of iconic brands and market-leading positions in large and growing markets. I am pleased to join the Board along with Sarah and Erica following the constructive dialogue we had with the Board and management team. We look forward to working collectively as a Board to position Kenvue as the preeminent global consumer health company and pursue opportunities to improve growth and profitability and enhance value for shareholders,” said Mr. Smith.

Upon joining the Board, Ms. Hofstetter will serve as a member of the Audit Committee, Ms. Mann will serve as a member of the Nominating, Governance & Sustainability Committee and Mr. Smith will serve as a member of the Compensation & Human Capital Committee.

The director appointments announced today are being made in connection with a cooperation agreement entered into between the Company and Starboard. With these appointments, the Board will temporarily expand from 11 to 14 directors, and as of the 2025 Annual Meeting of Shareholders, the Board will be reduced to 13 directors. In connection with the cooperation agreement, Starboard will withdraw its slate of nominated director candidates and vote all of its shares in favor of each of Kenvue’s Board nominees at the 2025 Annual Meeting of Shareholders. Starboard has also agreed to a customary standstill and other provisions. The full agreement between Kenvue and Starboard will be filed as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

About Sarah Hofstetter

Sarah Hofstetter currently serves as President of Profitero, Ltd., a global e-Commerce SaaS analytics company. She has significant brand building, e-Commerce and digital marketing expertise from her career leading organizations that use advertising to drive growth. Ms. Hofstetter previously served as President of ComScore and held several senior executive roles at 360i, a U.S. advertising arm of Dentsu, a Japanese advertising and public relations company, including serving as Chairwoman, Chief Executive Officer and Senior Vice President, Emerging Media & Brand Strategy. Earlier in her career, Ms. Hofstetter was President and Founder of Kayak Communications and served in a series of senior leadership positions over the span of 10 years at Net2Phone. She currently serves on the board of directors of The Campbell’s Company. Ms. Hofstetter has a B.A. from Queens College, City University of New York.

About Erica Mann

Erica Mann previously served as Global President of Bayer’s Consumer Health Division for seven years. She is a globally experienced leader, having lived and worked across four continents, with deep expertise in consumer health, emerging markets, strategic trend analysis, culture, and risk management. Prior to joining Bayer, Ms. Mann was the President and General Manager of Pfizer Nutrition, having joined Pfizer upon its acquisition of Wyeth, where she had served as the Senior Vice President of Global Nutrition. Ms. Mann has held roles of increasing responsibility at other Fortune 500 companies, including Eli Lilly and Johnson & Johnson, and leadership positions in South Africa, Australia, New Zealand, Germany, Switzerland and the U.S. She currently serves on the boards of directors of ALS Limited, DSM-Firmenich AG and Kellanova, and she previously served on the boards of directors of Perrigo Company plc and Blackmores Limited. Ms. Mann holds a degree in Analytical Chemistry and a Marketing Management diploma from the Institute of Marketing Management, Johannesburg, South Africa.

About Jeffrey Smith

Jeffrey C. Smith is a Managing Member, Chief Executive Officer and Chief Investment Officer of Starboard Value LP, an investment adviser with a focused and fundamental approach to investing primarily in publicly traded U.S. companies. Prior to founding Starboard Value LP in April 2011, Mr. Smith served as the Chief Investment Officer for the funds that comprised the Value and Opportunity investment platform at Ramius LLC, where he was a Partner Managing Director. Before joining Ramius LLC in January 1998, he served as Vice President of Strategic Development and a member of the Board of Directors of The Fresh Juice Company, Inc. Mr. Smith began his career in the Mergers and Acquisitions department at Société Générale. Previously, Mr. Smith served as Chair of the Boards of Directors of Papa John’s International, Inc., a leading pizza delivery company; Advance Auto Parts, Inc., one of the largest retailers of automotive replacement parts and accessories in the United States; Darden Restaurants, Inc., a multi-brand restaurant operator; and Phoenix Technologies Ltd., a provider of core systems software products, services, and embedded technologies. Mr. Smith graduated from The Wharton School of Business at The University of Pennsylvania, where he received a B.S. in Economics.

About Kenvue

Kenvue is the world’s largest pure-play consumer health company by revenue. Built on more than a century of heritage, our iconic brands, including Aveeno®, BAND-AID® Brand, Johnson’s®, Listerine®, Neutrogena® and Tylenol®, are science-backed and recommended by healthcare professionals around the world. At Kenvue, we realize the extraordinary power of everyday care. Our teams work every day to put that power in consumers’ hands and earn a place in their hearts and homes. Learn more at www.kenvue.com.

About Starboard Value LP

Starboard Value LP is an investment adviser with a focused and fundamental approach to investing in publicly traded companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Cautions Concerning Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about management’s expectations of Kenvue’s future operating and financial performance, product development, market position, and business strategy. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Risks and uncertainties include, but are not limited to: the inability to execute on Kenvue’s business development strategy; inflation and other economic factors, such as interest rate and currency exchange rate fluctuations; the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow Kenvue to effect any expected share repurchases and dividend payments; Kenvue’s ability to access capital markets and maintain satisfactory credit ratings, which could adversely affect its liquidity, capital position and borrowing costs; competition, including technological advances, new products and intellectual property attained by competitors; challenges inherent in new product research and development; uncertainty of commercial success for new and existing products and digital capabilities; challenges to intellectual property protections including counterfeiting; the ability of Kenvue to successfully execute strategic plans, including Our Vue Forward and other restructuring or cost-saving initiatives; the impact of business combinations and divestitures, including any ongoing or future transactions; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations and other requirements imposed by stakeholders; changes in behavior and spending patterns of consumers; natural disasters, acts of war or terrorism, catastrophes, or epidemics, pandemics, or other disease outbreaks; financial instability of international economies and legal systems and sovereign risk; the inability to realize the benefits of the separation from Kenvue’s former parent, Johnson & Johnson; and the risk of disruption or unanticipated costs in connection with the separation. A further list and descriptions of these risks, uncertainties, and other factors can be found in Kenvue’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequent Quarterly Reports on Form 10-Q and other filings, available at www.kenvue.com or on request from Kenvue. Any forward-looking statement made in this communication speaks only as of the date of this communication. Kenvue undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or developments or otherwise.

Additional Information and Where to Find It

Kenvue intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Kenvue’s 2025 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY KENVUE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Kenvue free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Kenvue are also available free of charge by accessing Kenvue’s investor relations website at investors.kenvue.com.

Participants in the Solicitation

Kenvue, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies for Kenvue’s 2025 Annual Meeting of Shareholders. Information about Kenvue’s executive officers and directors is available in Kenvue’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as filed with the SEC on February 24, 2025, in its proxy statement for the 2024 Annual Meeting of Shareholders, as filed with the SEC on April 10, 2024, and in its Current Report on Form 8-K filed with the SEC on July 31, 2024. To the extent holdings by our directors and executive officers of Kenvue securities reported in the proxy statement for the 2024 Annual Meeting of Shareholders or in such Form 8-K have changed, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, including the Form 3s filed with the SEC on May 28, 2024, August 16, 2024 and December 3, 2024 and the Form 4s filed with the SEC on April 3, 2024, May 28, 2024, May 28, 2024, May 28, 2024, May 28, 2024, May 28, 2024, May 28, 2024, May 28, 2024, May 28, 2024, May 28, 2024, May 28, 2024, June 5, 2024, July 1, 2024, September 19, 2024, September 30, 2024, December 3, 2024, December 3, 2024, December 3, 2024, December 3, 2024, December 3, 2024, December 3, 2024, December 3, 2024, December 3, 2024, December 3, 2024, December 3, 2024, December 3, 2024, December 13, 2024, December 13, 2024, December 13, 2024, February 18, 2025, February 18, 2025, February 18, 2025, February 18, 2025, February 18, 2025, February 18, 2025, February 18, 2025, February 18, 2025, February 18, 2025, February 18, 2025, February 18, 2025 and February 18, 2025. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contacts

Investor Relations:
Sofya Tsinis
Kenvue_IR@kenvue.com

Media Relations:
Melissa Witt
media@kenvue.com
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